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                                                                     EXHIBIT 5.1
BOGLE & GATES P.L.L.C. LETTERHEAD

April 3, 1998

SonoSight, Inc.
North Creek Parkway
Bothell, WA 98041-3020

Gentlemen and Ladies:

     We are acting as counsel to SonoSight, Inc, a Washington corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, relating to the proposed sale by the Company of an aggregate of 1,475,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Company's 1998 Option, Restricted Stock, Stock Grant, Stock Appreciation Right And Performance Unit Plan, Nonemployee Director Stock and Stock Option Plan, and Adjustment Plan.

     In connection with the foregoing, we are of the opinion that the Common Stock will, when sold, be legally issued, fully paid and nonassessable.

     We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         Bogle & Gates P.L.L.C.